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                                                                     EXHIBIT 4.1

                                 TAG-IT PACIFIC, INC.

    NUMBER                                       SHARES

INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF DELAWARE                     CUSIP 873774 10 3

This certifies that

is the record holder of

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

------------------------------TAG-IT PACIFIC, INC.------------------------------

transferable on the books of the Corporation by the holder hereof in person of by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

         Dated:

    /s/ Colin Dyne                    /s/ Francis Shinsato
    Chief Executive Officer           Chief Financial Officer

                  [SEAL OF TAG-IT PACIFIC, INC.]

                                  COUNTERSIGNED AND REGISTERED
                                  AMERICAN STOCK TRANSFER AND TRUST COMPANY
                                  TRANSFER AGENT AND REGISTRAR

                                  BY

                                       AUTHORIZED SIGNATURE